UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2009
R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio	43147

(Address of principal executive offices)	(Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 16, 2009, R. G. Barry Corporation (the “Company”) and The Huntington National Bank (“Huntington”) entered into a Second Modification of Revolving Credit Agreement (the “Second Modification”). The Second Modification, which is effective as of June 26, 2009, modifies the unsecured Revolving Credit Agreement entered into by the Company and Huntington on March 27, 2009 (as modified by the First Modification to Revolving Credit Agreement dated April 16, 2007, the “Agreement”) in the following respects:
•	The termination date of the Agreement was extended from March 31, 2010 to December 31, 2011, with additional one-year extensions available upon the agreement of the Company and Huntington.

•	The maximum principal amount of Huntington’s commitment under the Agreement (the “Commitment”) was modified as follows:

From June 26, 2009 through December 31, 2009:	$12 million
From January 1, 2010 through June 30, 2010:	$5 million
From July 1, 2010 through December 31, 2010:	$10 million
From January 1, 2011 through June 30, 2011:	$5 million
From July 1, 2011 through December 31, 2011:	$8 million
•	The variable interest rate applicable to amounts borrowed under the Agreement was modified to LIBOR plus 2.75%.

•	Borrowings under the Agreement may not exceed the lesser of (i) the Commitment or (ii) 80% of the Company’s eligible accounts receivable plus 50% of the Company’s eligible inventory at any given time (the “Borrowing Base”). Each month, the Company must provide to Huntington a certificate setting forth the calculation of the Borrowing Base as of the last day of the previous month.

•	The Company is no longer required to pay an annual facility fee, and the Company’s annual unused line fee was modified to 3/8% of the average daily unused amount of the Commitment.

•	The Company’s minimum consolidated tangible net worth covenant was modified to $44.0 million as of June 30, 2009, with such amount to be increased annually by 50% of the Company’s consolidated net income for each fiscal year thereafter (without any deduction for any consolidated net loss). The definition of consolidated tangible net worth was also modified to exclude the amount of pension plan related adjustments made by the Company, which typically stem from the measurement of the fair value of pension plan assets and liabilities.
     The foregoing description of the Second Modification does not purport to be complete and is qualified in its entirety by reference to the Second Modification, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a) — (c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

10.1	Second Modification of Revolving Credit Agreement, effective as of June 26, 2009, between R. G. Barry Corporation and The Huntington National Bank

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
Date: July 22, 2009	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Senior Vice President — Finance, Chief Financial Officer and Secretary